Exhibit 10.1
Form SB-2
Ogden Golf Co. Corporation

                                 PROMISSORY NOTE
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Principal   Loan Date   Maturity    Loan No.   Call Collater Account Officer Initials
$139,539.02 09-20-2000  09-20-2005  664000346  1E   154              SLW
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References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.
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Borrower:   Ogden Golf Co. Corporation        Lender:   Barnes Banking Company
            (TIN: 87-0652870)                           South Ogden
            1781 Washington Blvd.                       1840 East Skyline Drive
            Ogden, UT 84401                             South Ogden, UT 84403
================================================================================
Principal Amount: $139,539.02       Initial Rate: 11.250%
Date of Note:  September 20,2000

PROMISE TO PAY. OGDEN GOLF CO. CORPORATION ("Borrower") promises to pay to BARNES BANKING COMPANY ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Hundred Thirty-Nine Thousand Five Hundred Thirty-Nine & 02/l00 Dollars ($139,539.02), together with interest on the unpaid principal balance from September 20, 2000, until paid in full. The interest rate will not increase above 18.000%.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan on demand. Payment in full is due immediately upon Lender's demand. If no demand is made, Borrower will pay this loan in 59 regular payments of $1,608.25 each and one irregular last payment estimated at $117,154.17. Borrower's first payment is due October 20, 2000, and all subsequent payments are due on the same day of each month after that. Borrower's final payment will be due on September 20, 2005, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal. Interest on this Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the annual interest rate over the number of days in a year, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the THE NEW YORK PRIME RATE ADVERTISED IN THE WALL STREET JOURNAL (the "Index"). The index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate charge will not occur more often than each MONTH. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 9.500% per annum. The interest rate to be applied to the paid principal balance of this Note will be at a rate of 1.750


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percentage  points over the Index,  resulting  in an initial rate of 11.250% per annum. Notwithstanding the foregoing, the variable interest rate or rates provided for in this Note will be subject to the following minimum and maximum rates. NOTICE: Under no circumstances will the interest rate on this Note be less than 5.000% per annum or more than the lesser of 18.000% per annum or the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (A) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (B) increase Borrower's payments to cover accruing interest, (C) increase the number of Borrower's payments, and (D) continue Borrower's payments at the same amount and increase Borrower's final payment.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payment. Borrower agrees not to send Lender payments marked "paid in full," "without recourse," or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: BARNES BANKING COMPANY, SOUTH OGDEN, 1840 EAST SKYLINE DRIVE, SOUTH OGDEN, UT 84403.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged $100.00.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the total sum due under this Note will bear interest from the date of acceleration or maturity at the variable interest rate on this Note. The interest rate will not exceed the minimum rate permitted by applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

     Payment Default. Borrower fails to make any payment when due under this Note.

     Other Defaults. Borrower fails to comply with or to perform an other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

     False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or

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     the related  documents  is false or  misleading  in any  material  respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

     Insolvency. The dissolution or termination of Borrower' s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

     Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or resonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

     Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note. In the event of a death, Lender, at its option, may, but shall not be required to, permit the Guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

     Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

     Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

     Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender`s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

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ATTORNEYS' FEES;  EXPENSES.  Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including without limitation all reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of Utah. This Note has been accepted by Lender in the State of Utah.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of WEBER County, State of Utah.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

COLLATERAL. Borrower acknowledges this Note is secured by a Deed of Trust dated September 20,2000, in the amount of $139,539.02, to a trustee in favor of lender of real property located at 1781 Washington Blvd., Ogden, Weber, Utah 84401, all terms and conditions of which are hereby incorporated and made a part of this Note.

Also secured by all inventory now owned or hereafter acquired.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. This Note and [sic] is payable on demand. The inclusion of specific default provisions or rights of Lender shall not preclude Lender's right to declare payment of this Note on its demand. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may

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modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

OGDEN GOLF CO. CORPORATION


BY: /s/
Paul Larsen, President of Ogden Golf Co. Corporation


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